UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

Marshall Edwards, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Securities Purchase Agreement

On May 2, 2011, Marshall Edwards, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company has agreed to issue and sell to the Purchasers: (i) 835,217 shares (the “Common Shares”) of the Company’s common stock, par value $0.00000002 (the “Common Stock”), at a purchase price of $1.333 per Common Share, and (ii) three separate series of warrants. The series A warrants (the “Series A Warrants”) will initially represent the right to purchase up to 626,413 shares of Common Stock. The series B warrants (the “Series B Warrants”) will initially represent the right to purchase up to 2,165,534 shares of Common Stock. The series C warrants (the “Series C Warrants”, and collectively with the Series A Warrants and the Series B Warrants, the “Warrants”) will initially be exercisable for zero shares of Common Stock, which amount will only be increased (but not decreased), up to a maximum of 16,000,000 shares of Common Stock, in the event the price of the Common Stock is below certain levels on certain dates during the one year period ending on the first anniversary of the date of the closing of the offering, including as a result of a subsequent offering by the Company of its securities at a price below the purchase price of the Common Shares.

Upon the closing of the offering, the Company has also agreed to issue to Roth Capital Partners, as placement agent, warrants for the purchase of an amount of Common Stock equal to 7% of the Common Shares, which warrants will be exercisable on the same terms, including as to the increase in the number of shares of Common Stock issuable upon exercise, as the Series A Warrants, as well as to pay a cash fee equal to 7% of the gross proceeds of the offering.

The Common Shares and the Warrants are being offered and sold in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Section 4(2) under the Securities Act and Regulation D promulgated thereunder. Each of the investors represented to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D.

The Company has entered into a registration rights agreement (“Registration Rights Agreement”) with the Purchasers pursuant to which the Company has agreed to file, within 30 days of the closing of the offering (the “Filing Deadline”), a registration statement (“Registration Statement”) with the Securities and Exchange Commission registering the Common Shares and the Common Stock issuable upon exercise of the Series A Warrants and the Series B Warrants for resale. In the event the Company (i) does not file the Registration Statement on or before the Filing Deadline, (ii) the Registration Statement is not declared effective on or before the associated effectiveness deadline, or (iii) the Company fails to maintain the effectiveness of the Registration Statement, other than during certain permitted grace periods, the Company will be required to pay liquidated damages on a monthly basis in an amount equal to 2% of the aggregate purchase price paid by the Purchasers for any unregistered securities then held by the Purchasers. To the extent the Company is not able to register all of the Common Shares and shares of Common Stock issuable upon exercise of the Series A Warrants and the Series B Warrants on the initial registration statement, the Company must file additional registration statements until all of such securities may be sold either pursuant to an effective registration statement or in accordance with Rule 144 of the Securities Act without restrictions or limitations, including the requirement to be in compliance with Rule 144(c)(1).

Conditions to Closing; Stockholder Approval

Consummation of the transactions contemplated by the Securities Purchase Agreement (collectively, the “Transaction”) is subject to certain conditions, including the execution and delivery of a voting agreement (“Voting Agreement”), dated May 2, 2011, between the Company and Novogen Limited (“Novogen”), in its capacity as majority stockholder of the Company, and the closing of the transactions contemplated by the Asset Purchase Agreement, dated December 21, 2010, between the Company, Novogen and Novogen Research Pty Limited by May 13, 2011. On May 2, 2011, immediately after the execution of the Securities Purchase Agreement, pursuant to the terms of the Voting Agreement, Novogen executed a written consent approving the Transaction, which approval will become effective 20 days after the Company has mailed a definitive information statement to its stockholders (the “Stockholder Approval”). Upon issuance of the Common Shares, Novogen’s ownership of the Company’s outstanding Common Stock will be reduced from approximately 65.1% to approximately 59.0%, subject to further reduction in the event any of the Warrants are exercised.

Terms of Warrants

The Series A Warrants will be exercisable any time on or after the six month anniversary of the closing of the offering at an exercise price per share equal to $1.57, subject to adjustment as provided in the Series A Warrants. However, unless and until such time as the Company obtains the Stockholder Approval, the exercise price for the Series A Warrants shall not be less than $1.57 per share. The number of shares of Common Stock issuable upon exercise of the Series A Warrants will be increased by an amount equal to 75% of the number of shares of Common Stock issued upon each exercise of the Series B Warrants. The Series A Warrants will expire on the fifth anniversary of the date on which the Series A Warrants first become exercisable.

The Series B Warrants will be exercisable by the holders at any time on or after the first date on which all of the following conditions are satisfied (or, in the case of clause (ii) or (iii), waived by the holder): (i) the Stockholder Approval has been obtained, (ii) all of the shares of Common Stock issuable upon exercise of the Series B Warrants are able to be resold without restriction or limitation pursuant to an effective registration statement and (iii) all of the Common Shares and shares of Common Stock issuable upon exercise of the Warrants are able to be resold without restriction or limitation pursuant to an effective registration statement or Rule 144 under the Securities Act. The initial exercise price per share of the Series B Warrants is equal to the lower of (i) $1.333, and (ii) 85% of the arithmetic average of the lowest eight weighted average prices of the Common Stock during the 20 consecutive trading day period (a) in the case of a voluntary exercise by the holders, ending on the trading day immediately preceding the date of delivery of a notice of exercise, and (b) in the case of the required exercise discussed below, immediately following the fifth trading day following the date of delivery of a notice of such required exercise. The Company may require the holders to exercise their Series B Warrants in the event of satisfaction of the conditions set forth in the first sentence of this paragraph, as well as certain other equity conditions, including certain minimum trading volume requirements. The Series B Warrants will expire on the first anniversary of the closing of the offering.

The Series C Warrants will be exercisable, solely on a cashless basis, at any time on or after the date that is the 26th trading day after the earliest of (1) the date that all Registrable Securities (as defined in the Registration Rights Agreement) and the shares of Common Stock issuable upon exercise of the Series C Warrants have been registered pursuant to an effective registration statement that is available for the resale of all such Registrable Securities and shares of Common Stock issuable upon exercise of the Series C Warrants, (2) the date that the holder can sell all of the shares of Common Stock issuable upon exercise of the Series C Warrants pursuant to Rule 144 without any restrictions or limitations and (3) the six-month anniversary of the date of the closing of the offering. However, in the event the Stockholder Approval has not been obtained by the earliest of such dates, upon exercise, in lieu of delivering the shares of Common Stock otherwise required to be delivered under the Series C Warrants, the Company will pay to each holder an amount in cash equal to the number of shares of Common Stock otherwise deliverable upon such exercise multiplied by the weighted average price of the Common Stock on the date of such exercise. The initial exercise price of the Series C Warrants is $0.00000002 per share. The Series C Warrants will expire on the first anniversary of the date on which the Series C Warrants first become exercisable.

The Series A Warrants and the Series B Warrants are subject to certain anti-dilution adjustments, including, upon the sale or deemed sale by the Company after the date of the Securities Purchase Agreement of any shares of Common Stock at a price per share below the exercise price of the Series A Warrants or the Series B Warrants, the reduction of the exercise price of the applicable series of warrants to an amount equal to such lower price. In addition, if at any time after the date of the Securities Purchase Agreement the Company subdivides or combines any of its outstanding shares of Common Stock into a greater or lesser number of shares, the exercise price and the number of shares of Common Stock issuable upon exercise of each series of Warrants will be proportionately increased or decreased, as applicable. Each series of Warrants also contains a provision which limits each holder’s beneficial ownership to a maximum of 9.99% of the shares of Common Stock outstanding immediately after giving effect to any exercise of such Warrants.

Lock-up Agreements; Restrictions on Additional Offerings

In connection with the Securities Purchase Agreement, Novogen and each of the officers and directors of the Company have entered into lock-up agreements (the “Lock-up Agreements”) pursuant to which such person has agreed not to sell, transfer or otherwise dispose of any shares of Common Stock or securities convertible or exchangeable for shares of Common Stock owned by such person until, in the case of Novogen, December 24, 2011, and, in the case of the officers and directors of the Company, until the earlier of (i) 90 days after the date on which all of the securities required to be registered pursuant to the Registration Rights Agreement, as well as the shares of Common Stock issuable upon exercise of the Series C Warrants, have either been registered pursuant to an effective registration statement or can be sold pursuant to Rule 144 without any restrictions or limitations, and (ii) the date that is thirteen months after the date of the closing of the offering.

The Company has also agreed generally not to make any further offers or sales of any of its equity securities until the earlier of (i) 90 days after the date on which all of the securities required to be registered pursuant to the Registration Rights Agreement have been so registered and (ii) the date that is thirteen months after the date of the closing of the offering. However, certain offers and sales are excluded from the foregoing restriction, including the offer and sale of a specified amount of additional Common Stock and warrants to purchase Common Stock during the period beginning on the later of (a) 120 days after the closing of the offering, and (b) the earlier of the date on which the Common Shares have been registered pursuant to an effective registration statement or can be sold pursuant to Rule 144 without any restrictions or limitations.

The foregoing description of the Securities Purchase Agreement, the Registration Rights Agreement, the Voting Agreement, the Lock-up Agreements and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of those documents or the forms thereof that are included as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and incorporated herein by reference.

This description does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Common Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or applicable state securities laws.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release announcing the Transaction on May 2, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of May 2, 2011, by and between Marshall Edwards, Inc. and the purchasers listed on the Schedule of Buyers thereto.

10.2	Registration Rights Agreement, dated as of May 2, 2011, by and between Marshall Edwards, Inc. and the purchasers signatory thereto.

10.3	Voting Agreement, dated as of May 2, 2011, by and between Marshall Edwards, Inc. and Novogen Limited.

10.4	Form of Lock-up Agreement, dated as of May 2, 2011.

10.5	Form of Warrants.

99.1	Press release, dated May 2, 2011, issued by Marshall Edwards, Inc. relating to the Securities Purchase Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: May 2, 2011

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of May 2, 2011, by and between Marshall Edwards, Inc. and the purchasers listed on the Schedule of Buyers thereto.

10.2	Registration Rights Agreement, dated as of May 2, 2011, by and between Marshall Edwards, Inc. and the purchasers signatory thereto.

10.3	Voting Agreement, dated as of May 2, 2011, by and between Marshall Edwards, Inc. and Novogen Limited.

10.4	Form of Lock-up Agreement, dated as of May 2, 2011.

10.5	Form of Warrants.

99.1	Press release, dated May 2, 2011, issued by Marshall Edwards, Inc. relating to the Securities Purchase Agreement.